EXHIBIT 99.1

   MEDIA CONTACT: KEKST & CO.               STILWELL
      Robert Siegfried (212-521-4832)       FINANCIAL INC.
      Michael Herley (212-521-4897)
                                                     920 MAIN STREET, 21ST Floor
                                                    Kansas City, Missouri  64105

INVESTORS CONTACT:                                              NYSE SYMBOL:  SV
  Landon H. Rowland (816-218-2416)
    Chairman, President and CEO

  Joseph D. Monello (816-218-2411)          Release No. 2000-02    July 25, 2000
    Vice President and COO

                                 {NEWS RELEASE}

                             STILWELL FINANCIAL INC.

               TO REPURCHASE UP TO $1 BILLION OF ITS COMMON STOCK

                                   (Page 1)

KANSAS CITY, MISSOURI

Stilwell Financial Inc. ("Stilwell"; NYSE: SV) announced today that its Board of Directors has authorized the expenditure of up to $1 billion to repurchase shares of Stilwell common stock over the next two years. Stilwell plans to repurchase the shares through open market transactions. If all of the authorized shares are repurchased at current prices, the repurchase program will represent approximately 9% of the 223 million shares of common stock currently outstanding. The number of shares repurchased will depend on various factors, including the price of the stock and market conditions.

Stilwell expects to fund the share repurchase program from its cash flow and other available sources of funds.

Landon H. Rowland, Chairman, President and Chief Executive Officer, said "The share repurchase program underscores our belief that Stilwell stock represents a very attractive investment opportunity. Stilwell's businesses all are either leaders in their markets or are well positioned to take advantage of compelling growth trends in their markets. For the PAST TWO YEARS, MUTUAL FUNDS MAGAZINE has ranked the Janus Capital Corporation and Berger LLC fund groups #1 and #2, respectively. DST Systems, Inc. is the major player in the mutual fund information systems industry. Nelson Money Managers Plc is focused on providing financial planning advice to the retirees in the UK. With these businesses, we are extremely confident in the long-term growth prospects for Stilwell."

                          * * * * * * * * * *

THIS PRESS RELEASE INCLUDES STATEMENTS CONCERNING POTENTIAL FUTURE EVENTS INVOLVING THE COMPANY, WHICH COULD MATERIALLY DIFFER FROM THE EVENTS THAT ACTUALLY OCCUR. THE DIFFERENCES COULD BE CAUSED BY A NUMBER OF FACTORS INCLUDING THOSE FACTORS IDENTIFIED IN STILWELL'S REGISTRATION STATEMENT ON FORM 10 DATED JUNE 15, 2000 AND FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION (COMMISSION FILE NO. 001-15253). THE COMPANY WILL NOT UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                              ............. THE END